                                                                    EXHIBIT 21.0

             SUBSIDIARIES OF THE COMPANY SUBSIDIARIES OF THE COMPANY

The following are the Company's subsidiaries as of the close of the fiscal year ended June 30, 2003. All beneficial interests are wholly-owned, directly or indirectly, by the Company and are included in the Company's consolidated financial statements.

                                                                 State or Jurisdiction
Name                                                                of Organization
----                                                             ---------------------
Alarm Lock Systems, Inc.                                           Delaware

Continental Instruments, LLC                                       New York

Napco Security Systems International, Inc.                         New York

Napco/Alarm Lock Exportadora, S.A.                                 Dominican Republic

Napco/Alarm Lock Grupo Internacional, S.A.
(formerly known as NSS Caribe, S.A.)                               Dominican Republic

Napco Group Europe, Limited                                        England

                                      E-18